Exhibit 10.3

QUALITY DISTRIBUTION, INC.

STOCK UNIT GRANT AGREEMENT

THIS STOCK UNIT GRANT AGREEMENT (this “Agreement”) is dated as of June 5, 2005 (the “Effective Date”), by and between QUALITY DISTRIBUTION, INC., a Florida corporation (the “Company”), and GERALD L. DETTER (the “Executive”).

WITNESSETH

WHEREAS, the Company desires to grant to the Executive certain stock unit awards as an inducement to and in consideration of the Executive’s agreeing to become an employee of the Company and as means to motivate and retain the Executive and to further align the interests of the Executive with those of the Company’s stockholders generally, upon the terms and conditions set forth herein.

NOW THEREFORE, in consideration of services expected to be rendered by the Executive and the mutual promises made herein and the mutual benefits to be derived therefrom, the parties agree as follows:

1.	DEFINITIONS

Whenever the following words and phrases are used in this Agreement, with the first letter capitalized, they shall have the meanings specified below.

“Annual Award” shall mean the Stock Units awarded to the Executive in accordance with Section 2.2.

“Beneficiary” shall mean the person or persons, or entity, entitled in accordance with Section 6.2 to receive all or a portion of the Executive’s Stock Unit benefits upon the Executive’s death.

“Board of Directors” or “Board” shall mean the Board of Directors of the Company.

“Cause” shall have the meaning given to such term in the Company’s 2003 Stock Option Plan.

“Change in Control Event” shall mean any of the following:

(a)

The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act (a “Person”)), other than Apollo Investment Fund III, L.P. or its affiliates, of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of more than 50% of either (1) the then-outstanding shares of common stock of the Company (the “Outstanding Company Common Stock”) or (2) the combined voting power of the then-outstanding voting securities of the Company entitled to vote generally in the election of directors of the Company (the “Outstanding Company Voting Securities”); provided, however, that, for purposes of this definition, the following acquisitions shall not constitute a Change in Control Event; (A) any acquisition directly from the Company, (B) any acquisition by the Company, (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any affiliate of the Company or a successor, or (D) any acquisition by any entity pursuant to a transaction that complies with clauses (c)(1), (2) and (3) below;

(b)	Individuals who, as of the first day of any period not exceeding twelve months that commences no earlier than the Effective Date, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board during such period of time; provided, however, that any individual becoming a director of the Company subsequent to the first day of such period whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least three-fourths of the directors of the Company then comprising the Incumbent Board (including for these purposes, the new members whose election or nomination was so approved, without counting the member and his predecessor twice) shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors of the Company or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board;

(c)

Consummation of a reorganization, merger, statutory share exchange or consolidation or similar corporate transaction involving the Company or any of its Subsidiaries, a sale or other disposition of all or substantially all of the assets of the Company, or the acquisition of assets or stock of another entity by the Company or any of its Subsidiaries (each, a “Business Combination”), in each case unless, following such Business Combination, (1) all or substantially all of the individuals and entities that were the beneficial owners of the Outstanding Company Common Stock and the Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the then-outstanding shares of common stock and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the entity resulting from such Business Combination (including, without limitation, an entity that, as a result of such transaction, owns the Company or all or substantially all of the Company’s assets directly or through one or more subsidiaries (a “Parent”)) in substantially the same proportions as their ownership immediately prior to such Business Combination of the Outstanding Company Common Stock and the Outstanding Company Voting Securities, as the case may be, (2) no Person (excluding any entity resulting from such Business Combination or a Parent or any employee benefit plan (or related trust) of the Company or such entity resulting from such Business Combination or Parent) beneficially owns, directly or indirectly, more than 50% of, respectively, the then-outstanding shares of common stock of the entity resulting from such Business Combination or the combined voting power of the then-outstanding voting securities of such entity, except to the extent that the ownership in excess of 50% existed prior to the Business Combination, and (3) at least a majority of the members of the board of directors or trustees of the entity resulting from such Business Combination or a Parent were members of the Incumbent Board at the time of the execution of the initial agreement or of the action of the Board providing for such Business Combination; or

(d)	Approval by the stockholders of the Company of a complete liquidation or dissolution of the Company other than in the context of a transaction that does not constitute a Change in Control Event under clause (c) above;

provided that in any case an event or transaction shall not constitute a Change in Control Event unless it also constitutes a change in the ownership or effective control of the Company, or a change in the ownership of a substantial portion of the assets of the Company, that would constitute a permissible distribution event pursuant to Section 409A(a)(2)(A) of the Code and the regulations and guidance promulgated thereunder.

“Code” shall mean the Internal Revenue Code of 1986, as amended.

“Committee” means the Compensation Committee of the Board.

“Common Stock” shall mean the common stock of the Company, no par value per share, subject to adjustment pursuant to Section 5 of this Agreement.

“Company” shall mean Quality Distribution, Inc., a Florida corporation, and any successor corporation.

“Disability” shall mean the Executive (a) is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months or (b) is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, receiving income replacement benefits for a period of not less than three (3) months under an accident and health plan covering employees of the Executive’s employer.

“Dividend Equivalent” shall mean the amount of cash dividends or other cash distributions paid by the Company on that number of shares of Common Stock equal to the number of Stock Units credited to a Executive’s Stock Unit Account as of the applicable record date for the dividend or other distribution, which amount shall be credited in the form of additional Stock Units to the Executive’s Stock Unit Account, as provided in Section 3.2.

“Employment Agreement” shall mean the employment agreement dated as of the date hereof between the Company and the Executive.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time.

“Fair Market Value” on any date means (a) if the stock is listed or admitted to trade on a national securities exchange, the closing price of the stock on the Composite Tape, as published in the Eastern Edition of The Wall Street Journal, of the principal national securities exchange on which the stock is so listed or admitted to trade, on such date, or, if there is no trading of the stock on such date, then the closing price of the stock as quoted on such Composite Tape on the next preceding date on which there was trading in such shares; (b) if the stock is not listed or admitted to trade on a national securities exchange, the last/closing price for the stock on such date, as furnished by the National Association of Securities Dealers, Inc. (“NASD”) through the NASDAQ National Market Reporting System or a similar organization if the NASD is no longer reporting such information; (c) if the stock is not listed or admitted to trade on a national securities exchange and is not reported on the National Market Reporting System, the mean between the bid and asked price for the stock on such date, as furnished by the NASD or a similar organization; or (d) if the stock is not listed or admitted to trade on a national securities exchange, is not reported on the National Market Reporting System and if bid and asked prices for the stock are not furnished by the NASD or a similar organization, the value as reasonably established by the Committee at such time for purposes of this Agreement. Any determination as to fair market value made pursuant to this Agreement shall be determined without regard to any restriction other than a restriction which, by its terms, will never lapse, and shall be conclusive and binding on all persons. The Committee may, however, provide that the Fair Market Value shall equal the last closing price of a share of Common Stock as reported on the composite tape for securities listed on a national securities exchange or as furnished by the NASD and available on the date in question or the average of the high and low prices of a share of Common Stock as reported on the composite tape for securities listed on a national securities exchange or as furnished by the NASD for the date in question or the most recent trading day.

“Good Reason” shall have the meaning given to such term in the Employment Agreement.

“Initial Award” shall mean the Stock Units awarded to the Executive in accordance with Section 2.1.

“Stock Unit” shall mean a non-voting unit of measurement which is deemed solely for bookkeeping purposes to be equivalent to one outstanding share of Common Stock solely for purposes of this Agreement.

“Stock Unit Account” shall mean the bookkeeping account maintained by the Company on behalf of the Executive that is credited with Stock Units in accordance with Section 2 and Dividend Equivalents thereon in accordance with Section 3.2.

“Subsidiary” shall mean each corporation, which is a member of a controlled group of corporations (within the meaning of Section 414(b) of the Code) of which the Company is a component member.

“Unforeseeable Emergency” shall mean a severe financial hardship to the Executive resulting from (a) a sudden and unexpected illness or accident of the Executive, the Executive’s spouse, or a dependent (as defined in Section 152(a) of the Code) of the Executive, (b) loss of the Executive’s property due to casualty, or (c) other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Executive, all as determined by the Committee in its sole discretion.

2.	STOCK UNIT AWARDS

2.1	Initial Award.

2.1.1	Number of Stock Units Subject to Initial Award. As of Effective Date, the Executive’s Stock Unit Account shall be credited with 300,000 Stock Units.

2.1.2	Vesting. Subject to Section 2.1.3 and Section 2.3, the Stock Units subject to the Initial Award shall vest on December 31, 2006, provided that the Executive is still employed by the Company or a Subsidiary on such date.

2.1.3	Effect of a Termination of Employment Prior to Vesting.

(i) If the Executive ceases to be employed by the Company or a Subsidiary prior to December 31, 2006, the Stock Units subject to the Initial Award shall immediately terminate without payment and the Executive shall have no further rights with respect to such terminated Stock Units.

(ii) Notwithstanding the foregoing (a) if after the date hereof but before December 31, 2006 the Executive’s employment with the Company and its subsidiaries is terminated as a result of the Executive’s death or disability, or (b) if after December 31, 2005 but before December 31, 2006 the Executive’s employment with the Company and its Subsidiaries is terminated by the Executive for Good Reason or by the Company (or the applicable Subsidiary) without Cause, then, in each case, the Stock Units subject to the Initial Award shall become fully vested as the date of such termination.

2.2	Annual Awards.

2.2.1	Number of Stock Units Subject to Annual Awards. In addition to the Initial Award under Section 2.1 above, as of the Effective Date, the Executive’s Stock Unit Account shall be credited with a number of Stock Units equal to (1) $50,000 divided by (2) the Fair Market Value of Common Stock on such date. On each annual anniversary of the Effective Date, commencing in 2006 and ending upon termination of the Employment Agreement, the Executive’s Stock Unit Account shall be credited with a number of Stock Units equal to (1) $50,000 divided by (2) the Fair Market Value of Common Stock on the applicable anniversary of the Effective Date; provided that in no event shall the Executive’s Stock Unit Account be credited with additional Stock Units pursuant to this Section 2.2.1 unless the Executive is still employed by the Company or a Subsidiary on the applicable anniversary of the Effective Date.

2.2.2

Vesting. Subject to Sections 2.2.3 and 2.3, the Stock Units subject to each Annual Award granted pursuant to Section 2.2.1 shall vest as follows (i) 14.2% shall vest on December 31 of the year in which such Annual Award is granted and (ii) 28.6% shall vest on December 31 of each successive year; provided that all such Stock Units shall vest immediately if the average Fair Market Value of the Company’s common stock equals or exceeds $30.00 per share for any consecutive 180 trading-day period and provided further that, in each case, the Executive is still employed by the Company or a Subsidiary on the applicable installment vesting date.

2.2.3	Effect of a Termination of Employment Prior to Vesting. If the Executive ceases to be employed by the Company or a Subsidiary prior to the date that all of the Stock Units subject to an Annual Award have vested, the unvested Stock Units subject to such Annual Award will immediately terminate without payment and the Executive shall have no further rights with respect to such terminated Stock Units.

2.3	Effect of a Change in Control Event. Notwithstanding the foregoing, upon the occurrence of a Change in Control Event, the Stock Units then credited to the Executive’s Stock Unit Account shall become fully vested.

2.4	Continuance of Employment Required. Except as otherwise expressly provided in Sections 2.1.3, 2.2.3 or 2.3, the vesting schedule applicable to the Stock Units requires continued employment or service through each applicable vesting date as a condition to the vesting of the applicable installment of the award and the rights and benefits under this Agreement. Employment or service for only a portion of the vesting period, even if a substantial portion, will not entitle the Executive to any proportionate vesting or avoid or mitigate a termination of rights and benefits upon or following a termination of employment or service.

3.	STOCK UNIT ACCOUNTS

3.1	Crediting of Stock Units. The Company shall establish and maintain a Stock Unit Account for the Executive. As of the applicable crediting date under Sections 2.1.1 and 2.2.1, the Company shall credit the Executive’s Stock Unit Account with the number of Stock Units subject to the particular award. The Company shall establish separate subaccounts under the Executive’s Stock Unit Account as necessary or advisable to separately account for Stock Units that are subject to different vesting schedules.

3.2	Dividend Equivalents. As of the date on which the Company pays a cash dividend on its Common Stock (the “Dividend Payment Date”), the Executive’s Stock Unit Account shall be credited with additional Stock Units equal in number to (1) the amount of the Dividend Equivalents representing cash dividends paid on that number of shares equal to the aggregate number of Stock Units in the Executive’s Stock Unit Account at the start of business as of the relevant dividend record date, divided by (2) the Fair Market Value of a share of Common Stock as of the Dividend Payment Date. Stock Units credited as Dividend Equivalents shall vest at the same time as the Stock Units to which they relate.

3.3	Account Not Funded; No Stockholder Rights. The Executive’s Stock Unit Account shall be a memorandum account on the books of the Company. The

Stock Units credited to the Executive’s Stock Unit Account shall be used solely as a device for the determination of the number of shares of Common Stock to be eventually distributed to such Executive in accordance with this Agreement. The Stock Units shall not be treated as property or as a trust fund of any kind. The Executive shall not be entitled to any voting or other stockholder rights with respect to Stock Units granted or credited under this Agreement. The number of Stock Units credited (and the Common Stock to which the Executive is entitled under this Agreement) shall be subject to adjustment in accordance with Section 5 of this Agreement.

3.4	Reduction in Stock Units. The Executive’s Stock Unit Account shall be reduced by the number of Stock Units with respect to which payment, distribution or a withdrawal is made, or which are extinguished.

4.	DISTRIBUTIONS

4.1	Time and Manner of Distribution.

4.1.1	Initial Award. The vested amounts credited to the Executive’s Stock Unit Account in respect of the Initial Award shall be distributed to the Executive (or, in the event of his death, the Executive’s Beneficiary) upon or as soon as administratively practical after the first to occur of: (1) December 31, 2008, (2) the Executive’s termination of employment with the Company and its Subsidiaries (including, without limitation, by reason of his death), (3) the Executive’s Disability or (4) a Change in Control Event. Notwithstanding the foregoing, if the Executive’s employment terminates for any reason other than due to the Executive’s death or Disability and the Executive is a “specified employee” within the meaning of Section 409A(a)(2)(B)(i) of the Code and the regulations and guidance promulgated there under, then the distribution of the Executive’s benefit shall not be made earlier than the date which is six (6) months after the termination of the Executive’s employment with the Company and its Subsidiaries (or, if earlier, the date of the Executive’s death).

4.1.2	Annual Awards. The vested amounts credited to the Executive’s Stock Unit Account in respect of the Annual Awards shall be distributed to the Executive (or, in the event of his death, the Executive’s Beneficiary) upon the first to occur of: (1) the Executive’s termination of employment with the Company and its Subsidiaries (including, without limitation by reason of his death), (2) the Executive’s Disability or (3) a Change in Control Event. Notwithstanding the foregoing, if the Executive’s employment terminates for any reason other than due to the Executive’s death or Disability and the Executive is a “specified employee” within the meaning of Section 409A(a)(2)(B)(i) of the Code and the regulations and guidance promulgated there under, then the distribution of the Executive’s benefit shall not be made earlier than the date which is six (6) months after the termination of the Executive’s employment with the Company and its Subsidiaries (or, if earlier, the date of the Executive’s death).

4.1.3	Date of Termination of Employment. Notwithstanding the foregoing provisions of this Section 4.1, a termination of the Executive’s employment with the Company and its Subsidiaries shall not be deemed to have occurred for any purpose under this Agreement unless such termination of employment constitutes a “separation from service” (as defined under Section 409A of the Code and any regulations or guidance promulgated thereunder) of the Executive with the Company and its Subsidiaries.

4.2	Form of Distribution. Stock Units credited to the Executive’s Stock Unit Account shall be distributed to the Executive (or, in the event of his death, the Executive’s Beneficiary) in a single lump sum in an equivalent whole number of shares of the Company’s Common Stock. The Company shall have discretion to pay Stock Units attributable to Dividend Equivalents in cash. Fractional share interests shall be disregarded but may be cumulated or, in the Company’s discretion, paid in cash. To the extent that any Stock Unit is to be paid in cash pursuant to this Section 4.2, the amount of any cash payment made pursuant to this Section 4.2 with respect to such Stock Unit shall equal the most recent Fair Market Value of a share of Common Stock as of the date of payment.

4.3	Distributions for Unforeseeable Emergencies. The Executive may request a distribution for an Unforeseeable Emergency. Such distribution for an Unforeseeable Emergency shall be subject to approval by the Committee and may be made only to the extent necessary to satisfy such emergency (plus amounts necessary to pay taxes reasonably anticipated as a result of the distribution) and only from vested Stock Units credited to his Stock Unit Account. The Committee may treat a distribution as necessary to satisfy the hardship if it relies on the Executive’s written representation, unless the Committee has actual knowledge to the contrary, that the hardship cannot reasonably be relieved (1) through reimbursement or compensation by insurance or otherwise or (2) by liquidation of the Executive’s assets, to the extent the liquidation of such assets would not itself cause severe financial hardship.

5.	ADJUSTMENTS IN CASE OF CHANGES IN COMMON STOCK

Upon the occurrence of a liquidation, dissolution, Change in Control Event, merger, consolidation, or other combination or reorganization, or a recapitalization, reclassification, extraordinary dividend or other distribution (including a split up or a spin off of the Company or any significant Subsidiary), or a sale or other distribution of substantially all the assets of the Company as an entirety (an “Event”) (other than an ordinary cash dividend payment), the Committee shall make adjustments as it deems appropriate in the number and kind of securities or other consideration that may become payable with respect to the Stock Units credited under this Agreement. If an Event shall occur and any Stock Units have not been fully vested and paid upon such Event or prior thereto, such Stock Units may become payable in securities or other consideration (the “Restricted Property”) rather than in the Common Stock otherwise payable in respect of such Stock Units. Such Restricted Property shall become payable at such time or times (if any) as the related Stock Units become payable in accordance with this Agreement and shall be subject to the same vesting conditions as such related Stock Units. Notwithstanding the foregoing, to the extent that the Restricted Property includes any cash, the commitment hereunder shall become an unsecured promise to pay an amount equal to such cash (with earnings attributable thereto as if such amount had been invested, pursuant to policies established by the Committee, in interest bearing, FDIC insured (subject to applicable insurance limits) deposits of a depository institution selected by the Committee) at such times and in such proportions as the related Stock Units become payable in accordance with this Agreement. Notwithstanding the foregoing, the Stock Units and any Common Stock or other securities or property payable in respect of the Stock Units shall continue to be subject to proportionate and equitable adjustments (if any) under this Section 5 consistent with the effect of such events on stockholders generally (but without duplication of benefits if Dividend Equivalents are credited), as the Committee determines to be necessary or appropriate, and in the number, kind and/or character of shares of Common Stock or other securities, property and/or rights payable in respect of Stock Units granted under this Agreement.

6.	MISCELLANEOUS

6.1	Unsecured General Creditor. The Executive and his Beneficiaries, heirs, successors, and assigns shall have no legal or equitable rights, claims, or interest in any specific property or assets of the Company. No assets of the Company shall be held under any trust, or held in any way as collateral security for the fulfilling of the obligations of the Company under this Agreement. Any and all of the Company’s assets shall be, and remain, the general unpledged, unrestricted assets of the Company. The Company’s obligations under this Agreement shall be merely that of an unfunded and unsecured promise of the Company to pay benefits in the future to the Executive under this Agreement (as determined in accordance with the terms hereof), and the respective rights of the Executive and Beneficiaries shall be no greater than those of unsecured general creditors.

6.2	Beneficiaries. The Executive shall have the right, at any time, to designate any person or persons as Beneficiaries (both primary and contingent) to whom payment with respect to the Stock Units credited to his Account will be made in the event of his death. The Beneficiary designation will be effective when it is received in writing by the Company during the Executive’s lifetime on a form prescribed by the Company. The receipt of a new valid Beneficiary designation by the Company will cancel all prior Beneficiary designations. Any finalized divorce or marriage of the Executive subsequent to the date of a Beneficiary designation will revoke such designation, unless in the case of divorce the previous spouse was not designated as Beneficiary, and unless in the case of marriage the Executive’s new spouse previously was designated as Beneficiary. The spouse of a married Executive must consent in writing to any designation of a Beneficiary other than the spouse. If the Executive fails to validly designate a Beneficiary as provided above, or if the Beneficiary designation is revoked by marriage, divorce, or otherwise without execution of a new designation, or if every person designated as Beneficiary predeceases the Executive or dies prior to the complete distribution of the Executive’s Stock Units benefits, then the Company will direct the payment of the Executive’s remaining benefits to the Executive’s surviving spouse, or if there is no surviving spouse, to the Executive’s estate. The payment of benefits under this Agreement to a Beneficiary shall fully and completely discharge the Company from all further obligations under this Agreement with respect to the Executive.

6.3	Restriction Against Assignment. The Company shall pay all amounts payable hereunder only to the person or persons designated by this Agreement and not to any other person or corporation. No part of the Executive’s Stock Unit Account shall be liable for the debts, contracts, or engagements of the Executive, his Beneficiary, or successors in interest, nor shall the Executive’s Stock Unit Accounts be subject to execution by levy, attachment, or garnishment or by any other legal or equitable proceeding, nor shall any such person have any right to alienate, anticipate, commute, pledge, encumber, or assign any benefits or payments hereunder in any manner whatsoever. If the Executive, Beneficiary or successor in interest is adjudicated bankrupt or purports to anticipate, alienate, sell, transfer, assign, pledge, encumber or charge any distribution or payment from the Agreement, voluntarily or involuntarily, the Company, in its discretion, may cancel such distribution or payment (or any part thereof) to or for the benefit of the Executive, Beneficiary or successor in interest in such manner as the Company shall direct.

6.4	Tax Withholding. Upon or in connection with the vesting of the Stock Units, the payment of Dividend Equivalents, and/or the distribution of shares of Common Stock in respect of the Stock Units, the Company (and any Subsidiary, if applicable) shall have the right at its (or their) option to (a) require the Executive (or the Executive’s Beneficiary, as the case may be) to pay or provide for payment in cash of the amount of any taxes which such entity (or entities) may be required to withhold with respect to such vesting, payment or distribution or (b) deduct from any amount otherwise payable to the Executive (with respect to the Stock Units or otherwise) the amount of any taxes which such entity (or entities) may be required to withhold with respect to such vesting, payment or distribution. Notwithstanding the foregoing (and other than the Company’s share of applicable employment taxes), the Executive will be solely responsible for any and all tax liability that may result from the grant, vesting, payment or other event with respect to the Stock Units.

6.5	Entire Agreement; Amendment and Waivers; Compliance with Section 409A. This Agreement constitutes the entire agreement and supersede all prior understandings and agreements, written or oral, of the parties hereto with respect to the subject matter hereof. This Agreement may be amended only by a written instrument signed by both the Executive and the Company. The Company may, however, unilaterally waive any provision hereof in writing to the extent such waiver does not adversely affect the interests of the Executive hereunder, but no such waiver shall operate as or be construed to be a subsequent waiver of the same provision or a waiver of any other provision hereof. This Agreement shall be construed and interpreted to comply with Section 409A of the Code. Notwithstanding the foregoing, the Company reserves the right to amend this Agreement to the extent it reasonably determines is necessary in order to preserve the intended tax consequences of the Stock Units in light of 409A of the Code and any regulations or other guidance promulgated thereunder.

6.6	Governing Law; Severability. This Agreement shall be construed, governed and administered in accordance with the laws of the State of Florida. If any provisions of this instrument shall be held by a court of competent jurisdiction to be invalid or unenforceable, the remaining provisions hereof shall continue to be fully effective.

6.7	Effect of this Agreement. This Agreement shall be assumed by, be binding upon and inure to the benefit of any successor or successors to the Company.

6.8	Receipt or Release. Any payment to the Executive or the Executive’s Beneficiary in accordance with the provisions of this Agreement shall, to the extent thereof, be in full satisfaction of all claims against the Board, the Committee, the Company and its Subsidiaries. The Company may require such Executive or Beneficiary, as a condition precedent to such payment, to execute a receipt and release to such effect.

6.9	No Right to Employment. Nothing contained in this Agreement, nor the existence of Stock Units credited to the Executive’s Stock Unit Account, constitutes a continued employment or service commitment by the Company or any of its Subsidiaries, affects the Executive’s status as an employee at will who is subject to termination without cause, confers upon the Executive any right to remain employed by or in service to the Company or any Subsidiary, interferes in any way with the right of the Company or any Subsidiary at any time to terminate such employment or service, or affects the right of the Company or any Subsidiary to increase or decrease the Executive’s other compensation. Nothing in this Section 6.9, however, is intended to adversely affect any independent contractual right of the Executive without his consent thereto.

6.10	Securities Laws Compliance. The Executive acknowledges that the Stock Units and the shares of Common Stock deliverable with respect to Stock Units credited to the Executive’s Stock Unit Account under this Agreement are not being registered under the Securities Act, based, in part in reliance upon an exemption from registration under the Securities Act, and a comparable exemption from qualification or registration under applicable state securities laws, as each may be amended from time to time. The Executive, by executing this Agreement, hereby makes the following representations to the Company and acknowledges that the Company’s reliance on federal and state securities law exemptions from registration and qualification is predicated, in substantial part upon the accuracy of these representations:

(a)	The Executive is acquiring (and may in the future acquire) Stock Units and, if and when the Stock Units are distributed to the Executive, will acquire the shares of Common Stock solely for the Executive’s own account, for investment purposes only, and not with a view to or an intent to sell, or to offer for resale in connection with any unregistered distribution, all or any portion of the shares within the meaning of the Securities Act and/or any applicable state securities laws.

(b)	In evaluating the merits and risks of an investment in the Common Stock, the Executive has and will rely upon the advice of his own legal counsel, tax advisors, and/or investment advisors.

(c)	The Executive is knowledgeable about the Company and has a preexisting personal or business relationship with the Company. As a result of such relationship, he is familiar with, among other characteristics, its business and financial circumstances and has access on a regular basis to or may request the Company’s condensed consolidated balance sheet and condensed consolidated income statement setting forth information material to the Company’s financial condition, operations and prospects.

(d)	The Executive is aware that the Stock Units may be of no practical value and that any value they may have depends on their vesting as well as the Fair Market Value of the underlying shares of Common Stock.

(e)	The Executive understands that any shares of Common Stock acquired upon payment of the Stock Units will be characterized as “restricted securities” under the federal securities laws, and that, under such laws and applicable regulations, such securities may be resold without registration under the Securities Act only in certain limited circumstances, including in accordance with the conditions of Rule 144 promulgated under the Securities Act, as presently in effect, with which the Executive is familiar.

(f)	The Executive has read and understands the restrictions and limitations set forth in this Agreement, which are imposed on the Stock Units and any shares of Common Stock which may be acquired upon payment of the Stock Units.

(g)	At no time was an oral representation made to the Executive relating to the Stock Units or the acquisition of shares of Common Stock and the Executive was not presented with or solicited by any promotional meeting or material relating to the Stock Units or the Common Stock.

(h)	The Executive either (1) has an individual net worth, or joint net worth with his spouse, of more than $1,000,000; (2) has had individual net income in excess of $200,000 in each of the two most recent years (or joint net income with his spouse in excess of $300,000 in each of those years) and reasonably expects to reach that same income level in the current year; or (3) is an “Executive Officer” of the Company as defined in Rule 501(f) of the Securities Act.

6.11

Compliance with Laws. This Agreement and the offer, issuance and delivery of shares of Common Stock are subject to compliance with all applicable federal and state laws, rules and regulations (including but not limited to state and federal securities law) and to such approvals by any listing, agency or any regulatory or governmental authority as may, in the opinion of counsel for the Company, be necessary or advisable in connection therewith. Any securities delivered under this Agreement shall be subject to such restrictions, and the person acquiring such securities shall, if requested by the Company, provide such assurances and representations to the Company as the Company may deem necessary or desirable to assure compliance with all applicable legal requirements. No person holding shares acquired upon payment of the Stock Units shall sell, pledge or otherwise transfer the shares except in accordance with the express terms of this Agreement. Any attempted transfer in violation of this Section 6.11 shall be void and of no effect. Without in any way limiting the provisions set forth above, no holder shall make any disposition of all or any portion of shares of Common Stock acquired under this Agreement, except in compliance with all applicable federal and state securities laws and unless and until:

(a)	there is then in effect a registration statement under the Securities Act of 1933, as amended, covering such proposed disposition and such disposition is made in accordance with such registration statement; or

(b)	such disposition is made in accordance with Rule 144 under the Securities Act of 1933, as amended; or

(c)	such holder notifies the Company of the proposed disposition and furnishes the Company with a statement of the circumstances surrounding the proposed disposition, and, if requested by the Company, furnishes to the Company an opinion of counsel acceptable to the Company’s counsel, that such disposition will not require registration under the Securities Act of 1933, as amended, and will be in compliance with all applicable state securities laws.

Notwithstanding anything else herein to the contrary, the Company has no obligation to register the Common Stock to be delivered to under this Agreement or file any registration statement under either federal or state securities laws with respect thereto. All certificates evidencing shares of Common Stock issued or delivered under this Agreement shall bear the following legend and/or any appropriate or required legends under applicable laws:

“OWNERSHIP OF THIS CERTIFICATE, THE SHARES EVIDENCED BY THIS CERTIFICATE AND ANY INTEREST THEREIN ARE SUBJECT TO SUBSTANTIAL RESTRICTIONS ON TRANSFER UNDER APPLICABLE LAW AND UNDER AGREEMENTS WITH THE COMPANY, INCLUDING RESTRICTIONS ON SALE, ASSIGNMENT, TRANSFER, PLEDGE OR OTHER DISPOSITION.”

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (“ACT”), NOR HAVE THEY BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES LAWS OF ANY STATE. NO TRANSFER OF SUCH SECURITIES WILL BE PERMITTED UNLESS A REGISTRATION STATEMENT UNDER THE ACT IS IN EFFECT AS TO SUCH TRANSFER, THE TRANSFER IS MADE IN ACCORDANCE WITH RULE 144 UNDER THE ACT, OR IN THE OPINION OF COUNSEL TO THE COMPANY, REGISTRATION UNDER THE ACT IS UNNECESSARY IN ORDER FOR SUCH TRANSFER TO COMPLY WITH THE ACT AND WITH APPLICABLE STATE SECURITIES LAWS.”

6.12	Agreement Construction. It is the intent of the Company that transactions pursuant to this Agreement satisfy and be interpreted in a manner that satisfies the applicable requirements of Rule 16b-3 promulgated under the Exchange Act (“Rule 16b-3”) so that, the crediting of Stock Units, the distribution of shares of Common Stock and any other event with respect to Stock Units under this Agreement will be entitled to the benefits of Rule 16b-3 or other exemptive rules under Section 16 of the Exchange Act and will not be subjected to avoidable liability thereunder.

6.13	Arbitration of Claims. Any controversy, claim or dispute arising out of or relating to this Agreement, or any other controversy, claim or dispute arising out of or related to the Stock Units, including, but not limited to, any state or federal statutory claims, shall be settled by arbitration before one arbitrator. The arbitration will be administered by the American Arbitration Association in accordance with its National Rules for Resolution of Employment Disputes. The arbitration proceeding shall be confidential, and judgment on the award rendered by the arbitrator may be entered in any court having jurisdiction. Any such arbitration shall take place in the Tampa, Florida area, or in any other mutually agreeable location. In the event any judicial action is necessary to enforce the arbitration provisions of this Agreement, sole jurisdiction shall be in the federal and state courts, as applicable, located in Florida. Any request for interim injunctive relief or other provisional remedies or opposition thereto shall not be deemed to be a waiver of the right or obligation to arbitrate hereunder. The arbitrator shall have the discretion to award reasonable attorneys’ fees, costs and expenses to the prevailing party. To the extent a party prevails in any dispute arising out of this Agreement or any of its terms and provisions, all reasonable costs, fees and expenses relating to such dispute, including the parties’ reasonable legal fees, shall be borne by the party not prevailing in the resolution of such dispute, but only to the extent that the arbitrator or court, as the case may be, deems reasonable and appropriate given the merits of the claims and defenses asserted.

6.14	Headings, etc. Not Part of Agreement. Headings and subheadings in this Agreement are inserted for convenience of reference only and are not to be considered in the construction of the provisions hereof.

6.15	Counterparts. This Agreement may be executed simultaneously in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

6.16	Legal Counsel; Mutual Drafting. Each party recognizes that this is a legally binding contract and acknowledges and agrees that they have had the opportunity to consult with legal counsel of their choice. Each party has cooperated in the drafting, negotiation and preparation of this Agreement. Hence, in any construction to be made of this Agreement, the same shall not be construed against either party on the basis of that party being the drafter of such language.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the Effective Date.

QUALITY DISTRIBUTION, INC. (a Florida corporation)			GERALD L. DETTER

By:	/s/ Robert J. Millstone		/s/ Gerald L. Detter
	Name:	Robert J. Millstone	(Signature)
	Title:	Secretary

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